SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2020

CBM BANCORP, INC.

(Exact name of Registrant as Specified in Charter)

Maryland	001-38680	83-1095537
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2001 East Joppa Road, Baltimore, MD 21234

(Address of Principal Executive Offices)

(410) 665-7600

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock (par value $0.01 per share)	CBMB	The NASDAQ Stock Market, LLC

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 14, 2019, the stockholders of CBM Bancorp, Inc. (the “Company”) approved the Company’s 2019 Equity Incentive Plan (the “Plan”), to provide officers, employees and directors of the Company and Chesapeake Bank of Maryland (the “Bank”) with additional incentives to promote the growth and performance of the Company and the Bank. The Board of Directors and the Compensation Committee believe that the Plan is in the best interests of the Company and its stockholders as the Plan provides the ability to retain and reward and, to the extent necessary, attract and incentivize employees, officers and directors to promote growth, improve performance and further align their interests with those of the Company’s stockholders through the ownership of additional common stock.

On May 21, 2020, the Compensation Committee determined that the award of stock options and restricted stock awards to certain senior officers and other key operational employees of the Company and the Bank (the “2020 Awards”) would provide additional compensation and retention incentives necessary to promote the business of the Company and the Bank over the next three to five years.

The terms of the 2020 Awards include: (i) the 2020 Awards will vest over a five-year period, with 60% becoming vested as of June 30, 2023 and after completion of three years of service following the date of grant, and an additional 20% will vest following each year of continued service over the next two years on June 30, 2024 and June 30, 2025; (ii) the exercise price of the stock options is $11.90 per share, the closing price of Company common stock on May 21, 2020; and (iii) the 2020 Awards will vest fully upon the death or disability of the award recipient or upon a change in control of the Company or the Bank.

Incentive stock options and Non-Qualified stock options to purchase an aggregate of 54,900 shares of common stock and restricted stock awards for a total of 7,960 shares of common stock were awarded to nine senior officers and other key operational employees, including a grant of options to purchase 6,000 shares of common stock to Jodi L. Beal, Executive Vice President and Chief Financial Officer of the Company. Currently no shares authorized under the Plan are available for additional awards.

The Form of Non-Qualified Stock Option Agreement, Form of Incentive Stock Option Agreement and Form of Restricted Stock Award Agreement are enclosed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.                        Description of Document

10.1                                     Form of Non-Qualified Stock Option Award Agreement

10.2                                     Form of Incentive Stock Option Award Agreement

10.3                                     Form of Restricted Stock Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CBM BANCORP, INC.

DATE: May 28, 2020	By:	/s/ Joseph M. Solomon
Joseph M. Solomon
President